                                                                   EXHIBIT 10.26



                             STOCKHOLDERS' AGREEMENT


         THIS STOCKHOLDERS' AGREEMENT, is made as of July 18, 1997 (the "Effective Date") by and among eMerge Vision Systems, Inc., a Delaware corporation (the "Company"), XL Vision, Inc., a Delaware corporation ("XL"), John Scott, Scott Blackwell, Gregory Haskell, James Willmann, James Wellman, Dave Szostak, Frederic Derwitsch, Joel Hazlett, Richard Miles and Ottmar Dippold (the "EVS Stockholders") and each of the stockholders of the Company listed on
Schedule I (the "Preferred Stockholders"). The EVS Stockholders and the Preferred Stockholders are sometimes referred to herein collectively as the "Stockholders."

                                   BACKGROUND

         The Preferred Stockholders are acquiring on or about the Effective Date shares of Series A Preferred Stock, par value $.01 per share, of the Company ("Preferred Stock"), in accordance with certain Stock Purchase Agreements. The Preferred Stock is convertible into shares of common stock, par value $.01 per share, of the Company ("Common Stock"). XL currently owns 94% of the outstanding shares of Common Stock of the Company. It is a condition to the obligations of the parties to consummate the transactions set forth in the Stock Purchase Agreement that the parties hereto enter into this Agreement. Additional Preferred Stockholders may join this agreement when they enter into stock purchase agreements with the Company.


         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For convenience, certain terms used in several parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as other terms that are defined elsewhere in this Agreement shall be equally applicable to both singular and plural forms of the terms defined).

         "Affiliate" means, with respect to a particular party, any Person controlling, controlled by or under common control with that party, as well as any officer, director, partner and majority-owned entity of that party or of its other Affiliates, and in the case of a natural Person, any member of such Person's immediate family.

         "Agreement" means this Agreement.

         "Board of Directors" means the Board of Directors of the Company.

         "Common Stock" is defined above in the Background section.

         "Company" is defined above in the preamble.

         "Effective Date" is defined above in the preamble.

         "EVS Stockholder" is defined above in the preamble.

         "Fully-Diluted Common Stock" means shares of the Common Stock now or hereafter issued and outstanding plus any additional shares of Common Stock that may be issuable upon the conversion, exercise or exchange of any rights that may be issued and outstanding, including with respect to any Preferred Stock. As to any Stockholder, such term means the shares of Common Stock owned by such Stockholder plus the shares of Common Stock issuable to such Stockholder pursuant to any such rights.

         "Non-Selling Stockholder" is defined in Section 3.2(a).

         "Offer" is defined in Section 3.2(a).

         "Offer Notice" is defined in Section 3.2(a).

         "Permitted Transfer" means, with respect to a particular Stockholder, any Transfer to (i) any Affiliate of such a Stockholder, (ii) any Person holding an equity interest in such a Stockholder, (iii) any investment fund in which such Stockholder or an Affiliate thereof has an economic interest, (iv) the spouse or children of such a Stockholder, (v) a trust or fiduciary that acts for the benefit of any such spouse or children, (vi) the Company, or (vii) any other Stockholder, and any Transfer that is part of a Public Offering.

         "Permitted Transferee" means a Transferee in a Permitted Transfer, other than the Company.

         "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

         "Preferred Stock" is defined above in the Background section.

         "Public Offering" means a sale of any Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, that results in the Company receiving net proceeds of at least $10 million and a minimum $35 million pre-offering valuation of the Company or a rights offering of the Company's securities to the shareholders of Safeguard Scientifics, Inc.

         "Safeguard" means Safeguard Scientifics (Delaware), Inc.

         "Safeguard Director" is defined in Section 2.1(a).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling Stockholder" is defined in Section 3.2(a).

         "Stockholders" is defined above in the preamble.

         "Stock" means (i) the Common Stock now or hereafter issued and outstanding, (ii) the Preferred Stock, (iii) any additional shares of capital stock of the Company hereafter issued and outstanding, and (iv) any securities convertible into or exercisable or exchangeable for any of the foregoing.

         "Stock Purchase Agreement" is defined above in the Background section.

         "Technology Leaders" means Technology Leaders L.P. and Technology Leaders II L.P.

         "Technology Leaders Directors" is defined in Section 2.1(a).

         "Transfer" means any actual or proposed disposition of all or a portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including by sale, assignment, transfer, pledge, hypothecation, mortgage or other encumbrance, court order, operation of law, distribution, settlement, exchange, waiver, abandonment, gift, alienation, bequest or disposal; and the correlative terms "Transferred," "Transferring," "Transferor" and "Transferee" have corresponding definitions.



                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.1.      ELECTION OF DIRECTORS.

         (a) For so long as Safeguard and Technology Leaders are Preferred Stockholders, the Preferred Stockholders shall vote all shares of Preferred Stock, and otherwise use commercially reasonable efforts as stockholders of the Company, to cause and maintain from time to time the election to the Board of Directors the following:

                  (i) one representative designated by Safeguard, which representative shall initially be Thomas Lynch (the "Safeguard Director"), and

                  (ii) one representative designated by Technology Leaders which representative shall initially be Christopher Moller (the "Technology Leaders Director").

         (b) Each of the Directors designated in Section 1.1 shall be elected at any annual or special meeting of the Company's stockholders (or by written consent in lieu of a meeting of stockholders) and shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Company shall cause from time to time the nomination for election to the Board of Directors of the representatives set forth above.

         (c) Safeguard and Technology Leaders shall each have the right to remove its respective representative for the Board of Directors. In the case of any such removal, each Stockholder shall vote to remove a Safeguard Director or Technology Leaders Director as designated by Safeguard or Technology Leaders, respectively.

         (d) In the event of any vacancy on the Board of Directors, each Stockholder shall vote to fill such vacancy in such manner as to maintain a Safeguard Director and Technology Leaders Director on the Board of Directors as described above.


                                   ARTICLE III

                             TRANSFERS OF SECURITIES


         Section 3.1.      TRANSFER RESTRICTIONS.

         (a) None of the EVS Stockholders shall Transfer all or any part of the Stock owned by such Stockholder except in compliance with the terms of this Agreement, and any purported Transfer in violation thereof shall be null and void.

         (b) An EVS Stockholder shall be able to Transfer its Stock only by (i) offering to Transfer all, but not less than all, of its Stock under Section 3.2 below or (ii) a Permitted Transfer under paragraph (c) of this Section 3.1.

         (c) Notwithstanding the other restrictions herein, a EVS Stockholder shall be entitled to Transfer all or any part of the Stock owned by such Stockholder by means of a Permitted Transfer so long as the proposed Transferee becomes a party hereto in accordance with Section 3.3.

         Section 3.2. RIGHT OF FIRST REFUSAL ON DISPOSITIONS. If at any time any EVS Stockholder desires to Transfer all, but not less than all, of the Stock owned by such Stockholder (a "Selling Stockholder") to a third party (other than by a Permitted Transfer), the following provisions shall apply:

                  (a) The Selling Stockholder shall give written notice (the "Offer Notice") of the proposed transaction to the Company, identifying the proposed Transferee and setting forth the terms of the proposed transaction, which shall be limited to transactions involving cash against delivery of the Stock. The giving by a Selling Stockholder of an Offer Notice shall be deemed to be an offer to the Company to Transfer Stock on the same terms and conditions and at the same price at which the Selling Stockholder is proposing to Transfer such Stock to such third party (the "Offer").

                  (b) If the Company desires to purchase any or all of the Stock offered for sale, it must accept the Offer within 20 days of receipt of such Offer Notice by giving notice of the acceptance to the Selling Stockholder. The Company may assign its right to purchase any or all of the offered Stock to any other person or persons in the Company's sole discretion.

                  (c) Settlement for any Stock purchased by the Company shall be within 30 days of the date of its acceptance of the Offer.

                  (d) If after compliance with the foregoing provisions, the Company does not purchase all of the Stock covered by an Offer Notice, the Selling Stockholder may, within 30 days from the date of the expiration of the 20-day acceptance period specified in Section 3.2(b), Transfer all, but not less than all, of the remaining Stock to such third party at the price and on the terms set forth in its Offer Notice, subject to Section 3.3. If such Stock is not so sold within such 30-day period, the Selling Stockholder shall not Transfer such Stock without again giving an Offer Notice under this Section 3.2.

         Section 3.3. JOINDER TO AGREEMENT. Any Transfer that is otherwise permissible under or in accordance with Section 3.1 or Section 3.2, and any Transfer by a Stockholder, shall not be effective unless and until the Transferee executes and delivers to the Company such documentation as the Company may request to require the Transferee to become a party to this Agreement. Upon any such Transfer, the Transferee will have a proportionate share of the rights of his, her or its Transferor as a Stockholder hereunder and will be bound by the obligations of such Transferor hereunder. The Company shall not recognize or record in the stock records of the Company any purported action that violates the restrictions hereof.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1. DURATION OF AGREEMENT. The rights and obligations of the Company and each Stockholder under this Agreement shall terminate immediately prior to the earliest to occur of the following: (a) the consummation of the first Public Offering, (b) the consummation of the sale of all, or substantially all, of the Company's assets or capital stock either through a direct sale, merger, reorganization, consolidation or other form of business combination in which control of the Company is being transferred or (c) the written consent to such termination by Preferred Stockholders holding two-thirds of the shares of capital stock held by all Preferred Stockholders.

         Section 4.2. LEGEND. Each certificate representing a share of capital stock beneficially owned by the Stockholders shall bear a legend in substantially the following form, until such time as the shares of capital stock, represented thereby are no longer subject to the provisions hereof:

                  "The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Stockholders' Agreement dated ____________, 1997, as amended from time to time, among the Company and certain holders of its outstanding capital stock. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company."

         Section 4.3. FURTHER ACTIONS. Each party hereto shall vote all of the shares of Stock owned or otherwise held by him or it, or take all actions by written consent in lieu of a meeting, and execute such documents and take all such other actions within his or its power that may be necessary in order to carry out the provisions hereof and the actions contemplated hereby, including taking actions as Stockholders to cause to comply with the obligations imposed on the Company hereunder and causing any of such party's representatives or the Board of Directors to take certain actions.

         Section 4.4. CONTENTS OF AGREEMENT. This Agreement sets forth the entire under standing of the parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

         Section 4.5. AMENDMENT, PARTIES IN INTEREST, ETC. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company, XL, EVS Stockholders holding at least two-thirds of the shares of capital stock held by all EVS Stockholders, and Preferred Stockholders holding at least two-thirds of the shares of capital stock held by all Preferred Stockholders. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         Section 4.6. INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to," and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         Section 4.7. NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

         If to the Stockholders, to each Stockholder at the address set forth in the Company's records.

         If to XL:

                  Chief Operating Officer
                  XL Vision, Inc.
                  10305 102nd Terrace
                  Sebastian, FL  32952

         If to the Company:

                  President
                  eMerge Vision Systems, Inc.
                  10305 102nd Terrace
                  Sebastian, FL  32958


         Section 4.8. SEVERABILITY; GOVERNING LAW. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable to the maximum extent possible in accordance with their terms. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws.

         Section 4.9. INJUNCTIVE RELIEF. It is acknowledged that it will be impossible to measure the damages that would be suffered by a party if another party fails to comply with the provisions of this Agreement and that in the event of any such failure, each non-breaching party will not have an adequate remedy at law. Therefore, any party shall be entitled to obtain specific performance of another party's obligations hereunder and to obtain injunctive relief. No party shall argue, as a defense to any proceeding for such specific performance or injunctive relief, that another party has an adequate remedy at law.

         Section 4.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be executed as of the date first above written.

                           eMerge Vision Systems, Inc.


                                            By:_____________________________

                                            Title:____________________________


                                            XL VISION, INC.


                                            By:_____________________________

                                            Title:____________________________



                                            ________________________________
                                            John Scott

                                            ________________________________
                                            Scott Blackwell

                                            ________________________________
                                            Gregory Haskell

                                            ________________________________
                                            James Willmann

                                            ________________________________
                                            James Wellman

                                            ________________________________
                                            Dave Szostak

                                            ________________________________
                                            Frederic Derwitsch

                                            ________________________________
                                            Joel Hazlett

                                            ________________________________
                                            Richard Miles

                                            ________________________________
                                            Ottmar Dippold


[Preferred Stockholders have executed Counterpart Signature Pages to this Agreement.]

                                 PROMISSORY NOTE


$3,000,000                                                       January 1, 1999


         In consideration of the advances (hereinafter referred to as a "Loan") XL Vision, Inc., a Delaware Corporation (the "Lender"), has made or may in the future make up to May 1, 1999, to or for the benefit of eMerge Vision System, Inc., a Delaware corporation (the "Borrower") and its predecessor, and for value received, the Borrower hereby promises to pay to the order of the Lender, at the Lender's office located at 10315 102nd Terrace, Sebastian, FL 32958, or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of up to THREE MILLION DOLLARS ($3,000,000), or so much thereof as shall have been advanced by the Lender to the Borrower from time to time as hereinafter set forth and then be outstanding. The parties agree that as of January 1, 1999, the outstanding advances were $300,000.

         1. Rate of Interest. Interest on the principal amount outstanding under this Note shall accrue from and after the date hereof at an annual rate equal to the announced prime rate of PNC Bank, N.A, (the "Prime Rate") plus 1%. Such interest rate shall be changed when and as the Prime Rate changes, Interest payable hereunder shall be calculated for actual days elapsed on the basis of a 360-day year.

         Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.

         2. Advances and Repayments. Any amounts advanced hereon may be repaid and re-advanced from time to time. This Note shall evidence all advances made under this Note or Pursuant to any future agreement between the parties which specifically provides that advances shall be covered by this Note (collectively, "Advances"). All Advances and all payments made on account of the principal and interest hereof shall be recorded by Lender, which records shall be conclusive and binding on the Borrower; but Lender's failure to record shall not release Borrower from any of its obligations hereunder.

         3. Payment of Interest and Principal. The outstanding principal amount of this Note and all accrued interest thereon shall be paid in fall on the first to occur of. (i) the closing of

Borrower's initial public offering of its equity securities; (ii) the sale of all or substantially all of the assets of Buyer; (iii) the sale or exchange of all of the outstanding capital stock of Borrower in a single transaction or series of related transactions, including pursuant to a merger or consolidation, as a result of which Lender and its affiliates and stockholders own less than majority of the voting securities of the surviving or resulting entity; or (iv) the dissolution or liquidation of the Borrower (the "Maturity Date").

         4. Method and Application of Payment. All amounts payable hereunder shall be paid by Borrower in immediately available and freely transferable funds at the place designated by Lender to Borrower for such payment. All payments made an this Note shall be applied to accrued interest, and then to principal.

         5. Events or Default. Each of following events shall constitute an event of default (an "Event of Default) hereunder:

         a. If Borrower shall fail to pay when due any interest or principal or any other sum payable to Lender hereunder, and such failure shall continue unremedied for five (5) days after the due date thereof

         b. Other Defaults. There shall occur any event of default on the part of Borrower under any agreement. document or instrument for borrowed money in excess of $250,000, beyond any applicable grace and/or notice period.

         c. Insolvency and Related Proceeding 1.9. Insolvency and Related Proceeding 1.9. Insolvency and Related Proceeding Borrower shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors or any petition for an order for relief shall be filed by or against Borrower under the Bankruptcy Code (if against Borrower, the continuation of such proceeding for more than 60 days), or Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

         6. Remedies. Upon the occurrence of any Event of Default, (9,) interest shall automatically and without notice begin to accrue on the outstanding balance of this Note at the Prime Rate plus 30/o, (b) the entire unpaid principal amount of this Note and all unpaid interest accrued thereon shall, at the sole option of Lender upon notice to Borrower, become immediately due and payable, provided, that upon the occurrence of an Event of Default specified in subsection 5.c. above, principal and interest on this Note shall become automatically due and payable without declaration, notice or demand by Lender,
(c) Lender shall have the right to offset all amounts owed by Borrower hereunder against any amounts owed by Lender in any capacity to Borrower, whether or not due, and (d) Lender shall thereupon have the immediate right to exercise from time to time all rights and remedies now or hereafter available at law or in equity, including, if applicable, the rights of a secured party under the Uniform Commercial Code, all of which shall be cumulative in nature.

         Miscellaneous. Except as expressly set forth herein, Borrower hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by Lender. Borrower shall pay to Lender, upon demand, all costs and expenses that may be incurred by Lender in connection with the enforcement of this Note including, without limitation, fees and expenses of Lender's counsel. Any failure by Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon Lender unless in writing and signed by it. Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the legality. validity or enforceability of the remainder hereof. This Note shall apply to and bind the successors of Borrower and shall inure to the benefit of Lender, its successors and assigns; provided, however, that Borrower may not assign its rights and obligations under this Note without the express prior written consent of Lender. The Note shall be governed by and interpreted in accordance with the laws of the State of Delaware,

                  IN WITNESS WHEREOF, Borrower, by its duly authorized officer intending to be legally bound hereby, has duly executed this Note as of the date first written above.



                                                     EMERGE VISION SYSTEMS, INC.



                                                     By: /s/ T. Michael Janney
                                                         -----------------------
                                                     Name:  T. Michael Janney
                                                     Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be executed as of the date first above written.


                                        eMerge Vision Systems, Inc.

                                        By: /s/ Illegible Signature
                                            -----------------------
                                        Title: Chairman


                                        XL VISION, INC.

                                        By: /s/ Illegible Signature
                                            -----------------------
                                        Title: President


                                        /s/ John Scott
                                        ---------------------------
                                        John Scott

                                        /s/ Scott Blackwell
                                        ---------------------------
                                        Scott Blackwell

                                        /s/ Gregory Haskell
                                        ---------------------------
                                        Gregory Haskell

                                        /s/ James Willmann
                                        ---------------------------
                                        James Willmann

                                        /s/ James Wellman
                                        ---------------------------
                                        James Wellman

                                        /s/ Dave Szostak
                                        ---------------------------
                                        Dave Szostak

                                        /s/ Frederic Derwitsch
                                        ---------------------------
                                        Frederic Derwitsch

                                        /s/ Joel Hazlett
                                        ---------------------------
                                        Joel Hazlett

                         /s/ Richard Miles
                         ------------------------
                             Richard Miles


                         /s/ O. Dippold
                         ------------------------
                             Ottmar Dippold


                         /s/ Linda Dippold
                         ------------------------
                             Linda Dippold


                         /s/ Everett Howard
                         ------------------------
                             Everett Howard




[Attached hereto are EVS Stockholder signature pages, Exhibit A, for subsequent transferees.]


[Preferred Stockholders have executed Counterpart Signature Pages to this Agreement]

                           (Signature Page Continued)

                                 SIGNATURE PAGE
                                       TO
                         EVS STOCKHOLDERS' AGREEMENT OF
                                 AUGUST 8, 1997







     The undersigned hereby agrees to be bound by the terms and provisions of the eMerge Vision Systems, Inc. Stockholders' Agreement dated August 8, 1997.



                             /s/ Maria L. Blackwell
                            ------------------------
                              Maria Lynn Blackwell

                                 SIGNATURE PAGE
                                       TO
                         EVS STOCKHOLDERS' AGREEMENT OF
                                 AUGUST 8, 1997



     The undersigned hereby agrees to be bound by the terms and provisions of the eMerge Vision Systems, Inc. Stockholders' Agreement dated August 8, 1997.



                                        /s/ June Bennett
                                        --------------------------------
                                        June Bennett


                                        /s/ Anne Jones
                                        ---------------------------------
                                        Anne Jones


                                        /s/ Diana Williams
                                        ---------------------------------
                                        Diana Williams


                                        /s/ Amy Wellman
                                        ---------------------------------
                                        Amy Wellman


                                        /s/ Darlene Baker
                                        ---------------------------------
                                        Darlene Baker


                                        /s/ Julie Poston
                                        ---------------------------------
                                        Julie Poston

                                                                   EXHIBIT 10.26


                       JOINDER TO STOCKHOLDERS' AGREEMENT

         THIS JOINDER TO STOCKHOLDERS' AGREEMENT is made as of the 30th day of March, 1998 by and between eMerge Vision Systems, Inc., a Delaware corporation (the "Company"), and _____________________________________ (the
"Stockholder").

                                   BACKGROUND

         The Company is among the parties to a Stockholders' Agreement dated as of August 8, 1997 (the "Stockholders' Agreement"), by and among the Company and the securityholders of the Company, which restricts transfers of securities of the Company. Capitalized terms used herein but undefined herein have the meanings ascribed thereto in the Stockholders' Agreement.

         The Company and the Stockholder desire that the Stockholder become a "Stockholder" under the Stockholders' Agreement and be subject to the terms and conditions thereof. Under Section 3.3 of the Stockholders' Agreement, the Company is authorized to add as a party to the Stockholders' Agreement any subsequent holder of the Company's securities.

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the transfer of the shares in the Company, and intending to be legally bound hereby, and pursuant to Section 3.3 of the Stockholders' Agreement the parties hereto agree that the Stockholder is hereby added as a party to the Stockholders' Agreement and shall henceforth be deemed to be a "Stockholder" for all purposes under the Stockholders' Agreement, and will have a proportionate share of the rights of his, her or its Transferor as a Stockholder under the Stockholders' Agreement and will be bound by the obligations of such Transferor under the Stockholders' Agreement.

         This Joinder may be executed in multiple counterparts each of which shall constitute an original and all of which shall constitute one and the same document.

         IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first written above.

EMERGE VISION SYSTEMS, INC.                       STOCKHOLDER

By: /s/ J. Scott Blackwell
   ______________________________                 ______________________________
                                                  SIGNATURE
         CEO
                                                  ______________________________
                                                  PRINT NAME



  _________________________________
  James W. Dillard and Kristie L. Dillard
  Kevin L. Johnson and Sue A. Johnson
  The Robert R. Johnson and Alice M. Johnson Living Trust
  Tommy J. Tompkins and Golda Tompkins